Cypress Environmental Partners, L.P. 8-K

 Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS NEW LENDER – ARGONAUT PRIVATE EQUITY

TULSA, April 22, 2022 - Today, Cypress Environmental Partners, L.P., (NYSE: CELP) (“Cypress”) reported that an affiliate of Argonaut Private Equity, which is headquartered in Tulsa, Oklahoma, has acquired 100% of Cypress’s senior secured debt from the seven existing lenders.

As previously reported, Cypress, with the support of its lenders, engaged Piper Sandler & Co. to solicit potential debt and equity investors to submit proposals to recapitalize Cypress in advance of the May 31, 2022 maturity date of Cypress’s credit facility. Cypress and its lenders worked together to ensure business continuity and normal operations for Cypress’s customers and employees. Piper Sandler reported the results of this extensive marketing process to the board of directors of Cypress’s general partner and made a recommendation regarding which proposal was superior. Cypress’s board of directors and the lenders independently agreed with this recommendation. Cypress plans to pursue a court-supervised restructuring with the support of Argonaut, the new senior secured lender.

The New York Stock Exchange (the “NYSE”) continues to monitor trading in Cypress’s common units for compliance with the NYSE’s requirement of a $15 million market capitalization over 30 trading days; the failure to satisfy this requirement would result in immediate suspension and commencement of delisting procedures. It is highly likely that Cypress’s common units would be delisted from the NYSE in the event of a restructuring proceeding. Such a proceeding would also likely lead to Cypress’s common and preferred equity (including accrued and unpaid distributions) having no value, given the amount of Cypress’s senior secured debt, which is currently $58.1 million. Further, Cypress would likely initiate the deregistration process with the Securities and Exchange Commission and, following completion of that process, its common units would no longer be publicly traded, and Cypress’s public disclosure obligations would cease.

CEO PERSPECTIVES

“The Piper Sandler team did a thorough job, approaching approximately one hundred parties. I want to thank our board of directors, who have been heavily engaged in helping us evaluate alternatives to recapitalize Cypress. Argonaut is a highly respected Tulsa, Oklahoma based private equity firm that we have known since inception. In 2020 Cypress had discussions with Argonaut about potentially investing in Cypress. Steve Mitchell, Argonaut’s CEO and Managing Director, is a highly regarded successful investor and has been a friend for over a decade. Argonaut had been interested in the inspection industry for several years and cares deeply about our employees, customers, and community. Our board of directors is pleased that Argonaut is interested in recapitalizing Cypress and growing its business, and that Argonaut is committed to the Tulsa community. Regrettably, our equity holders will lose their investment, including insiders (management, board, and individuals that control the general partner) who own ~ 76% of our equity (common and preferred units) and remain fully aligned with the minority unitholders. The pandemic drove a steep decline in our business that left us with too much debt. Additionally, the Fair Labor Standards Act (“FLSA”) litigation that swept through the inspection industry over the last several years has been expensive and time consuming for our customers, our competitors, and Cypress. Considering this is a people-intensive business, Argonaut has requested that some of Cypress’s current insiders co-invest with them as minority investors,” said Peter C. Boylan III, Chairman, President, and CEO.

“Pete and the leadership team have built a great business that offers excellent paying jobs in Tulsa and in over 40 states, serving blue chip customers. Cypress enjoyed its best year ever in 2019 prior to COVID and the collapse in energy prices. The FLSA litigation impacting the entire inspection industry and its customers is unfortunate but was not unique to Cypress. A combination of these events left them with too much debt and the need for recapitalization. Argonaut has been interested in this industry for several years and we looked at several other acquisition opportunities over the years. As the new senior secured lender, we look forward to expeditiously working with Cypress’s management, board of directors, and advisors on a court-supervised restructuring. We plan to have Cypress emerge with a strong balance sheet that will position them for growth. We remain committed to the Tulsa community and working with the talented management and employees,” said Steve Mitchell.

Cypress Environmental Partners, L.P. – April 22, 2022 - Press Release	Page 1 of 2

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the utility and energy industries, including pipeline & infrastructure inspection, NDE testing, and in-line integrity support services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

About Argonaut Private Equity

Founded in 2002, Argonaut Private Equity is a Tulsa-based private equity firm with more than $2 billion of capital deployed in direct investments across the manufacturing and industrials sectors.  Argonaut partners with companies to develop a strategy for accelerating growth and enhancing operations.  In January, Argonaut held the first close for Argonaut Private Equity Fund V, continuing its history of generating attractive investment returns through a disciplined approach and aligning interests with those of its investors and business partners.

Cypress Environmental Partners, L.P. – April 22, 2022 - Press Release	Page 2 of 2